SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2003

ONEIDA LTD.

(Exact name of Registrant as specified in its charter)

NEW YORK 1-5452 15-0405700

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) File Number) Identification Number)

163-181 KENWOOD AVENUE, ONEIDA, NEW YORK 13421

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (315) 361-3000

Former name or former address, if changed since last report N/A

ITEM 5 OTHER EVENTS

The information required by this item is incorporated by reference to a press release dated February 26, 2003, which is attached as an exhibit to this Form.

EXHIBITS

EXHIBIT 99.1

Press Release dated February 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEIDA LTD.

By: /s/ CATHERINE H. SUTTMEIER

Catherine H. Suttmeier

Corporate Vice President,

Secretary and General Counsel

Dated: February 26, 2003

EXHIBIT 99.1

INVESTOR RELATIONS CONTACTS: PRESS CONTACTS:

Gregg Denny, Chief Financial Officer David Gymburch, Corporate Public Relations

Oneida Ltd. (315) 361-3138 Oneida Ltd. (315) 361-3271

FOR IMMEDIATE RELEASE

ONEIDA REPORTS FOURTH QUARTER AND YEAR-END EARNINGS

FOR FISCAL YEAR ENDED JANUARY 2003;

FOURTH QUARTER SALES INCREASE; MAJOR BALANCE SHEET IMPROVEMENTS

ONEIDA, NY- February 26, 2003 - Oneida Ltd. (NYSE:OCQ) today announced operating results for the fiscal fourth quarter and year ended January 25, 2003, including an increase in fourth quarter sales and major reductions in inventory and debt during the quarter.

Sales for the fourth quarter of the fiscal year ended January 2003 were $ 129.7 million, up from $ 124.5 million in the fourth quarter of the fiscal year ended January 2002. Earnings for the quarter totaled

$ 0.18 per share, with net income of $ 3.1 million. The results included a reduction in the effective tax rate arising primarily from the resolution of matters for which amounts had previously been accrued, which contributed $ 0.11 per share to the earnings. For the same period a year ago, restated quarterly earnings excluding income from marketable securities were $ 0.05 per share with net income of $ 0.8 million, while total restated earnings for the quarter were $ 0.36 per share with net income of $ 5.9 million.

For the fiscal year ended January 2003, sales totaled $ 480.1 million compared to $ 499.2 million in the fiscal year ended January 2002. Earnings for the year ended January 2003 were $ 0.55 per share with net income of $ 9.2 million; these results included miscellaneous income recorded as $1.6 million, or $ 0.10 per share, primarily representing income from insurance proceeds. In the year ended January 2002, earnings excluding marketable securities income were $ 0.11 per share with net income of $ 1.9 million, while total earnings for the year ended January 2002 were $ .42 per share with net income of $ 7.0 million.

SALES AND BALANCE SHEET REFLECT KEY IMPROVEMENTS

Oneida achieved major improvements in its balance sheet during the fourth quarter. Debt was reduced by $ 21 million from the end of the third quarter and by $ 38 million from the end of the fiscal year ended January 2002. Inventories were reduced by $ 14 million from the end of the third quarter.

"We were pleased to post improved fourth quarter sales and also achieve substantial gains on our balance sheet, considering the difficult conditions that we continue to encounter due to the weak economy and declining consumer confidence," said Peter J. Kallet, Oneida Chairman and Chief Executive Officer. "Our fourth quarter sales increase resulted from all of our divisions achieving or surpassing their budgeted goals. In particular, our higher-end bridal flatware showed continued growth throughout the year, while our foodservice unit began to show improvement in the second half of the year both in hotels and in chain restaurants."

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CONTINUED EMPHASIS ON INTERNAL STRENGTHS IN 2003

"Our reductions in inventory and debt reflected our continued success in executing our balance sheet initiatives, even in the face of the poor economic conditions that existed in the latter half of our fiscal year," Mr. Kallet added. "These efforts are keeping us on pace with our long-term commitment to reduce our internal costs and improve our efficiencies and cash flow.

"Given the uncertain economic environment coupled with current world events, projections for our 2003 performance are difficult, and thus we are planning conservatively," Mr. Kallet observed. "However, we will be actively seeking to gain market share within all of our divisions, which is attainable thanks to our strong product offerings as well as our significant brand awareness."

In the fourth quarter Oneida recorded a charge to equity in the amount of $ 4.0 million after tax, in order to record a minimum pension liability under Financial Accounting Standard No. 87. The recording of this charge resulted in the company not being in compliance with the net worth covenant in its credit agreement. The company is in the process of securing a waiver for this matter from its lenders, and expects to have the waiver shortly.

CONFERENCE CALL ON FEBRUARY 26

Oneidas management will host a conference call with analysts and investors on Wednesday, February 26, 2003 at 4:15 p.m. EST to discuss the fourth quarter and year-end results and operating performance. The conference call will be broadcast live over the Internet at www.oneida.com.To access the webcast, participants should visit the Investor Relations section of the website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast can be accessed one hour after the conference call, and will be available for 30 days.

Oneida Ltd. is a leading manufacturer and marketer of flatware and dinnerware for both the consumer and foodservice industries worldwide. Oneida also is a leading marketer of a variety of crystal, glassware and metal serveware for those industries.

Statements contained in this press release that state that certain results are "expected" or "anticipated" to occur, or otherwise state the companys predictions for the future, are forward looking statements. These particular forward-looking statements and all other statements that are not historical facts, are subject to a number of risks and uncertainties, and actual results may differ materially. Such factors include, but are not limited to: general economic conditions in the Companys markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; unforeseen increases in the cost of raw materials or shortages of raw materials; significant increases in interest rates or the level of the Companys indebtedness; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Companys major customers; underutilization of the Companys plants and factories; and the amount and rate of growth of the Companys selling, general and administrative expenses.

  Tables to follow

ONEIDA LTD.

CONDENSED CONSOLIDATED INCOME STATEMENT

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

FOR THE FOR THE

THREE MONTHS ENDED TWELVE MONTHS ENDED

January 25, 2003 January 26, 2002 January 25, 2003 January 26, 2002

Restated (NOTE 2)

Net Sales $129.7 $124.5 $480.1 $499.2

Cost of Sales 91.1 85.5 326.5 337.3

Gross Profit 38.6 39.0 153.6 161.9

Operating Revenues 0.4 0.4 1.4 1.5

Selling, Distribution & Administrative 33.2 32.4 129.4 135.7

Operating Income 5.8 7.0 25.6 27.7

Other (Income) Expense Net .3 (7.3) (1.5) (7.2)

Interest Expense 3.7 4.4 15.6 23.2

Income before Income Taxes 1.8 9.9 11.5 11.7

Provision (Credit) for Income Taxes (1.3) 4.0 2.3 4.7

Net Income (NOTE 1) $ 3.1 $ 5.9 $ 9.2 $7.0

Net Income per share:

Basic: $0.18 $0.36 $0.55 $0.42

Diluted: $0.18 $0.36 $0.55 $0.42

Weighted Average Shares:

Basic 16,547 16,512 16,540 16,468

Diluted 16,559 16,533 16,581 16,519

NOTE 1: Net income includes receipt of insurance proceeds of $1.6 million for the year ended January 25, 2003 and $5.1 million from marketable securities for the quarter and year ended January 26, 2002.

NOTE 2: Net income for the quarter ended January 26, 2002 decreased from $6.0 as previously reported to $5.9 as restated. This reduction results from the recognition of additional compensation expense and warehousing costs in Selling, Distribution & Administrative of $.1 net of income tax benefit.

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ONEIDA LTD.

CONDENSED BALANCE SHEET

(Millions of dollars)

ASSETS January 25, 2003 January 26, 2002

Cash $ 2.7 $ 11.1

Accounts Receivable Net 80.9 77.8

Inventory 167.0 172.7

Other Current Assets 7.6 17.7

Total Current Assets 258.2 279.3

Plant and Equipment Net 102.4 108.5

Intangibles 134.0 131.8

Other Assets 33.2 26.0

Total Assets $527.8 $545.6

LIABILITIES

Accounts Payable & Accrued Liabilities $ 63.6 $ 69.6

Short-Term Debt 8.5 11.4

Current Portion of Long-Term Debt 4.9 4.0

Total Current Liabilities 77.0 85.0

Long-Term Debt 220.6 256.2

Other Liabilities 100.8 80.3

Shareholders Equity 129.4 124.1

Total Liabilities & Equity $527.8 $545.6

CONDENSED CASH FLOW STATEMENT

TWELVE MONTHS ENDED JANUARY 2003/2002

(Millions of dollars)

Period ended Period ended

January 2003 January 2002

Net income $ 9.2 $ 7.0

Add: depreciation & amortization 16.6 17.1

Net working capital changes 4.7 29.5

Capital expenditures (7.7) (8.1)

Stock sales/ (purchases) net .4 1.6

Proceeds/(payments) of debt (37.6) (28.5)

Dividends paid (1.5) (4.2)

Other net 7.5 (5.5)

Increase (Decrease) in Cash $ (8.4) $ 8.9

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